                                                                     Exhibit 2.1

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 13th day of August, 1998, but effective for accounting purposes as of August 1, 1998, by and among (i) KCS COMPUTER SERVICES, INC., a Pennsylvania corporation (the "Company"); (ii) JAMES S. KELLY, JR., RONALD J. PEARCE, JOSEPH
J. KELLY and BRADLEY C. FRIEDEL (collectively, the "Shareholders" and with references herein to the Shareholders' Representative being to James S. Kelly, Jr.); and (iii) ALLIN COMMUNICATIONS CORPORATION, a Delaware corporation (the "Purchaser").


                                    Recitals

          A. The Shareholders own all of the issued and outstanding shares of capital stock of the Company.

          B. The Shareholders desire to sell, transfer and assign to the Purchaser and the Purchaser desires to purchase from the Shareholders, all of the issued and outstanding shares of capital stock of the Company, all as herein provided and on the terms and conditions hereinafter set forth.


                                   Covenants

          In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                          Purchase and Sale of Shares

          1.1 Shares. At the Closing (as defined in Section 3.1), each Shareholder shall sell, convey, transfer, assign and deliver to the Purchaser and the Purchaser shall purchase from each Shareholder, free and clear of all liens, mortgages, pledges, security interests, claims, assessments, restrictions, encumbrances and charges of every kind (collectively, "Liens"), on the terms and subject to the conditions set forth in this Agreement, the number of shares of capital stock of the Company set forth opposite the name of such Shareholder on Schedule 4.3 (collectively, the "Shares").
               ------------

                                 ARTICLE II
                                 Purchase Price

          2.1 Purchase Price. As consideration for the Shares, Purchaser shall, subject to and upon the terms and conditions set forth in this Agreement, make the following payments:

          2.1.1 Payment to be Made at Closing. At the Closing, Purchaser shall deliver to the Shareholders, an aggregate payment (the "Closing Payment") of $14,190,748, such aggregate payment to consist of cash, promissory notes and common stock of the Purchaser ("Purchaser Common Stock") as follows:

               (i) a cash payment of $2,443,061.28, $882,079 of which will be paid to James S. Kelly Jr., $1,064,306.10 of which will be paid to Ronald J. Pearce, $354,768.70 of which will be paid to Joseph J. Kelly, and $141,907.48 of which will be paid to Bradley C. Friedel; and

               (ii) a promissory note in the original principal amount of $6,200,000 payable to the order of James S. Kelly, Jr. and substantially in the form of Exhibit 2.1(a) hereto, which promissory note shall be secured in accordance with the terms of a security agreement substantially in the form of Exhibit 2.1(b) hereto (the "Security Agreement") and guaranteed in accordance with the terms of a guaranty and suretyship agreement substantially in the form of Exhibit 2.1(c) hereto (the "Guaranty") and shall bear interest at the rate of 5% per annum (the "6.2m Note"), with $3,000,000 of the principal to be due and payable no later than the earlier to occur of (a) the sale of a subsidiary of Purchaser or substantially all of the operating assets of a subsidiary of Purchaser, and (b) December 31, 1998, and with the other $3,200,000 of the principal to be due and payable no later than the earlier to occur of (x) the receipt by Purchaser or any affiliate of Purchaser of one or more loans from one or more third party lenders in amounts in the aggregate at least equal to $3,200,000 in connection with the refinancing of the $3,200,000 portion of the 6.2m Note, and
          (y) December 31, 1998; and

               (iii) a promissory note in the original principal amount of $2,000,000 payable to the order of James S. Kelly, Jr. and substantially in the form of Exhibit 2.1(d) hereto, which promissory note shall be secured by the Security Agreement and guaranteed by the Guaranty and shall bear interest at the rate of 6% per annum (the "2m Note," and together with the 6.2m Note, the "Notes"), with the principal thereof to be due and payable in full on the second (2nd) anniversary of the Closing Date (the "Maturity Date"); provided that if all principal and accrued and unpaid interest (collectively, the "Unpaid Amount"), is not paid in full on the Maturity Date, then, subject to the receipt of approval of the shareholders of Purchaser, the Unpaid Amount shall automatically be converted to Purchaser Common Stock, the number of shares of Purchaser Common Stock to be issued to be determined by dividing the Unpaid Amount by (a) the average of the bid and asked prices of Purchaser Common Stock for the thirty (30) days preceding the earlier of (i) the date of public disclosure of this Agreement or
          (ii) the date which is two (2) business days prior to the Closing Date (the "Average Bid and Asked Price"), or (b) at the option of James S. Kelly, Jr., the average of the bid and asked prices of Purchaser Common Stock for the thirty (30) days preceding the Maturity Date (the "Alternate Average Bid and Asked Price"); provided, however, that if the Alternate Average Bid and Asked Price is less than $2.00 per share of Purchaser Common Stock, the Alternate Average Bid and Asked Price shall be deemed, for purposes of this Agreement, to be $2.00 per share of Purchaser Common Stock; and

               (iv) the issuance to James S. Kelly, Jr. of 724,675 shares of Purchaser Common Stock which is equal to $3,192,918.30 divided by the Average Bid and Asked Price of $4.406; and

               (v) the issuance to Ronald J. Pearce of 80,520 shares of Purchaser Common Stock, which is equal to $354,768.70 divided by the Average Bid and Asked Price of $4.406.

The cash portion of the Closing Payment will be made on the Closing Date by wire transfer of immediately available funds to one or more accounts identified by the Shareholders at least three (3) business days prior to the Closing, Purchaser hereby acknowledging its timely receipt of all such wire transfer instructions. Purchaser acknowledges and agrees that the Closing Payment has already been reduced by $209,252, which represents the total remaining unpaid amount of the Company's liability for income taxes related to the Company's change from the cash basis to the accrual basis of accounting (the "Tax Liability"), and except as set forth in Section 2.2, no further adjustment to the Purchase Price shall be made on account of the Tax Liability. At the Closing the Purchaser shall deliver to James S. Kelly, Jr. and Ronald J. Pearce a certificate executed by the Chief Executive Officer of Purchaser certifying the Average Bid and Asked Price. The following chart summarizes the Closing Payment described above:

                           Percentage
                           Ownership       Closing      Closing Common  Promissory
       Shareholder           of KCS      Cash Payment   Stock Payment     Notes
       -----------         -----------  --------------  --------------  ----------


1.  James S. Kelly, Jr.          86.5%   $  882,079.00   $3,192,918.30  $8,200,000
2.  Ronald J. Pearce             10.0%   $1,064,306.10   $  354,768.70     -  0  -
3.  Joseph J. Kelly               2.5%   $  354,768.70         -  0  -     -  0  -
4.  Bradley C. Friedel            1.0%   $  141,907.48         -  0  -     -  0  -
                                 ----    -------------   -------------  ----------
          Total                   100%   $2,443,061.28   $3,547,687.00  $8,200,000

          2.1.2 Contingent Earn-out Payment. If Adjusted Operating Profit (as defined in Section 2.1.3) for the period beginning January 1, 1998 and ending December 31, 1998 is at least $1,671,681, Shareholders shall receive, on the Earn-out Payment Date (as defined in Section 2.1.4), an aggregate earn-out payment (the "Earn-out Payment") equal to $4.67 for each dollar by which Adjusted Operating Profit exceeds $1,671,681, up to a maximum aggregate Earn-out Payment of $1,200,000 in cash and $400,000 in Purchaser Common Stock. Seventy-five percent (75%) of the Earn-out Payment shall be paid in cash and twenty-five percent (25%) of the Earn-out Payment shall be paid in shares of Purchaser Common Stock, with the number of shares of Purchaser Common Stock to be determined by dividing (i) a sum equal to 25% of the Earn-out Payment by (ii) the Average Bid and Asked Price, with each Shareholder to receive up to the following maximum Earn-out Payments:

                           Percentage     Maximum        Maximum
                           Ownership    Contingent     Contingent
       Shareholder           of KCS     Cash Payment  Stock Payment
       -----------         -----------  ------------  -------------
1.  James S. Kelly, Jr.       86.5%       $1,024,000       $360,000
2.  Ronald J. Pearce          10.0%       $  120,000       $ 40,000
3.  Joseph J. Kelly            2.5%       $   40,000        -  0  -
4.  Bradley C. Friedel         1.0%       $   16,000        -  0  -
                              ----        ----------       --------
          Total                100%       $1,200,000       $400,000

During the period commencing on the Closing Date and ending on December 31, 1998 (the "Earn-Out Period"), the Company and its business shall at all times be operated by Purchaser as provided in Section 11.4 of this Agreement.

          2.1.3 Adjusted Operating Profit. The term "Adjusted Operating Profit" means

               (a) the net profit of the Company, determined on an accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP") (Purchaser hereby acknowledges that the Company has made certain changes in its accounting methods, from the cash method to the accrual method, such changes being applied in respect of periods commencing on or after January 1, 1997), before interest income or expense, loss or gain on the sale of assets, any prior period adjustments and income taxes, plus

               (b) expenses related to the following items incurred from January 1, 1998 through the Closing Date (the parties hereby acknowledging that while August 1, 1998 is the Accounting Effective Date, that they intend the following expenses to be determined through the Closing Date, not the Accounting Effective Date, as such term is defined in
          Section 3.1):

                    (i) salary, wage taxes, benefits and other expenses associated with the employment of James S. Kelly, Jr., not to exceed $30,500 per month;

                    (ii) salaries, wage taxes and benefits associated with the elimination of the positions of the Company's Administrative Office Manager and Administrative Support Person which are not filled prior to December 31, 1998, not to exceed $7,200 per month; and

                    (iii) Professional fees for investment bankers, attorneys
               and outside accountants incurred by Company prior to June 19, 1998 in connection with the anticipated sale of the Shares.

          2.1.4  Accounting Procedures.

               (a) For calendar year 1998, Purchaser shall prepare a report containing a balance sheet of the Company, and a related statement of income for the twelve (12) months ending December 31, 1998, prepared in accordance with GAAP consistently applied (Purchaser hereby acknowledging that the Company has made certain changes in its accounting methods, from the cash method to the accrual method, such changes being applied in respect of periods commencing on or after January 1, 1997), together with a statement setting forth the Earn-out Payment (including the calculation of Adjusted Operating Profit) and all other adjustments required to be made to such financial statements in order to make the calculations required under Section

          2.1.2 (the "Earn-out Determination"). A copy of the Earn-out Determination shall be delivered to the Shareholders' Representative not later than February 28, 1999.

               (b) If the Shareholders' Representative does not agree that the Earn-out Determination delivered pursuant to clause (a) above correctly states the Earn-out Payment, the Shareholders' Representative shall promptly (but not later than 60 days after the delivery of such Earn-out Determination) give written notice to Purchaser of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Shareholders' Representative and Purchaser reconcile their differences within twenty
          (20) days after Purchaser's receipt of such written notice, the Earn-out Determination shall be adjusted accordingly and shall thereupon become final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Shareholders' Representative and Purchaser are unable to reconcile their differences in writing within 20 days after written notice of exceptions is received by Purchaser, the Purchaser shall promptly, but not later than sixty (60) days after the end of such 20-day period deliver to the Shareholders' Representative, the financial statements described in Section 2.1.4(a) above, audited by Arthur Andersen or such other independent accounting firm then auditing the books of Purchaser (the "Accountants"). If within a period of thirty (30) additional days after receipt of such audited financial statements the Shareholders' Representative and the Purchaser are still unable to resolve or reconcile their differences, the items in dispute shall be submitted to the Pittsburgh office of Deloitte & Touche or its successors (the "Arbitrator") for final determination, and the Earn-out Determination shall be deemed adjusted in accordance with the determination of the Arbitrator and shall become final and conclusive upon all of the parties hereto and enforceable in a court of law. For purposes of this Agreement, any item not accepted in writing by both Purchaser and the Shareholders' Representative shall be deemed to be in dispute. Each of the Shareholders' Representative and Purchaser shall be entitled to submit items in dispute to the Arbitrator. Both parties shall request in their initial submissions that the Arbitrator render its decision as to items in dispute as soon as possible, but in no event later than sixty (60) days following the initial submission.

               (c) In the event the Arbitrator shall have, at any time during the period it might be called upon to determine a dispute under this
          Section 2.1.4, performed auditing or other services for Purchaser or the Shareholders (other than as an arbitrator in other dispute proceedings), or for any other reason is unable or unwilling to perform the services required of it under this Section, then Purchaser and the Shareholders' Representative agree to select another accounting firm from among the six largest accounting firms in the United States in terms of gross revenues to perform the services to be performed under this Section 2.1.4 by the Arbitrator. If the Purchaser and the Shareholders' Representative fail to select another accounting firm within 15 days after it is determined that the Arbitrator will not perform the services required, either Purchaser or the Shareholders' Representative may request the American Arbitration Association in Pittsburgh, Pennsylvania to appoint an independent firm of certified public accountants of recognized national standing to perform the services required under this Section 2.1.4 by the Arbitrator. For purposes of this Agreement, the term "Arbitrator" shall include such other accounting firm chosen in accordance with this clause (c).

               (d) The fees and expenses of the Arbitrator shall be shared equally by Purchaser, on the one hand, and the Shareholders on the other hand.

               (e) The books and records of the Company shall be made available during normal business hours upon reasonable advance notice at the principal office of the Company, to Purchaser, the Shareholders and to the Arbitrator (or if applicable, such other accounting firm selected in accordance with Section (c) above). Purchaser and the Shareholders shall use their best efforts to cause all information required by the Arbitrator to be submitted on a timely basis such that the Arbitrator will be able to render a decision within sixty (60) days after the initial submission of items in dispute.

               (f) The Earn-out Payment shall be paid within ten (10) days of the date the Earn-out Determination becomes final. The date on which the Earn-out Payment is made shall be referred to herein as the "Earn-out Payment Date."

          2.2 Adjustment to Purchase Price. The Closing Payment of $14,190,748 (in cash, Purchaser Common Stock and the Notes) is based on the assumption that
(a) at the Closing the Company will have no indebtedness other than (i) bank indebtedness not to exceed $675,000, (ii) accounts payable in the ordinary course of business, and (iii) capital lease obligations existing as of June 18, 1998, all of which are set forth on Schedule 4.5 (all of the foregoing, collectively, the "Permitted Indebtedness"), and (b) that the Tax Liability shall not exceed $209,252. If (a) the Company on the Closing Date has indebtedness other than $675,000 or less of bank indebtedness, accounts payable other than in the ordinary course of business, or capital lease obligations in excess of those set forth on Schedule 4.5, or (b) if the Tax Liability exceeds
                             ------------
$209,252, the cash portion of the Closing Payment shall be reduced dollar for dollar by the amount of the difference between such indebtedness and the Permitted Indebtedness, or the difference between (i) the unpaid amount of the Company's actual liability for income taxes related to the Company's change, as of January 1, 1997, from the cash basis to the accrual basis of accounting and
(ii) $209,252, as the case may be.

          2.3 Retained Liabilities of Shareholders. Notwithstanding anything in this Agreement to the contrary, Shareholders shall retain all liability for
(a) all sales and use tax obligations of the Company through the Closing Date to the extent not reserved for on the Company's Financial Statements (as defined in Section 4.4), (b) severance obligations payable to the Company's Administrative Office Manager and Administrative Support Person and (c) any Tax Liability in excess of $209,252 which is not deducted from the Purchase Price as provided in
Section 2.2 ("Retained Liabilities").

          2.4 Closing Payment Adjustment Mechanism. Not fewer than two business days before the Closing Date, the Shareholders and the Company will prepare and deliver to Purchaser a balance sheet (together with notes thereto and any related schedules) of the Company (the "Closing Balance Sheet") reflecting, among other things, the Shareholders' best estimate of the indebtedness of the Company (which for purposes of this Section 2.4 shall mean indebtedness of the types described in clause (a) of Section 2.2 hereof) as of 11:59 p.m. on the Accounting Effective Date. Based on the foregoing, the Shareholders and the Company shall prepare and deliver a certificate ("Shareholders' Balance Sheet Certificate") to Purchaser certifying that, to the best knowledge of the Shareholders and the Company, the Closing Balance Sheet fairly sets forth the indebtedness of the Company estimated as of 11:59 p.m. on the Accounting Effective Date in accordance with GAAP applied in a manner consistent with the Last Balance Sheet (as defined in Section 4.4 hereof). In the event Purchaser disagrees with any item on the Shareholders' Balance Sheet Certificate and Purchaser and the Shareholders' Representative are unable to resolve such disagreement within thirty (30) days after the Closing, then Purchaser shall have the right to cause Arthur Andersen (the "Auditor"), within 60 days after the Closing, to audit the Closing Balance Sheet in accordance with GAAP applied in a manner consistent with the Last Balance Sheet and make any adjustments thereto that are necessary, in the Auditor's professional opinion, to render the Closing Balance Sheet as fairly representing the indebtedness of the Company as of 11:59 p.m. on the Accounting Effective Date (the Closing Balance Sheet, as so adjusted by the Auditor, the "Adjusted Closing Balance Sheet.") If Purchaser elects to have the Auditor audit the Closing Balance Sheet, the Auditor shall, within 60 days after the Closing Date, deliver to Purchaser and the Shareholders the Adjusted Closing Balance Sheet, notes thereto and auditor's report thereon. Within 60 days of receipt of the Adjusted Closing Balance Sheet, the Shareholders will either accept the Adjusted Closing Balance Sheet or provide Purchaser with written objections thereto. If the Shareholders accept the Adjusted Closing Balance Sheet as presented or fail to object within the 60-day period, then the Adjusted Closing Balance Sheet and the indebtedness of the Company reflected therein will be deemed to be final and binding on the parties. In such event, if the indebtedness of the Company as of 11:59 p.m. on the Accounting Effective Date reflected on the Adjusted Closing Balance Sheet exceeds the Permitted Indebtedness, then the Shareholders shall, within 30 days after the acceptance by the Shareholders of the Adjusted Closing Balance Sheet or the expiration without objection thereto within such 60-day period, as the case may be, pay by wire transfer to the Purchaser, any amounts needed to adjust the Closing Payment as provided in Section 2.2 hereof in order to reflect the changes made from the estimated indebtedness of the Company set forth in the Shareholders' Balance Sheet Certificate caused by the Adjusted Closing Balance Sheet as so audited by the Auditor. Any disagreement between the Purchaser and the Shareholders that cannot be resolved within 30 days after receipt of the Shareholders' written objections will be resolved by the Shareholders selecting a firm of certified public accountants of national reputation to resolve the dispute. If the Auditor and the Shareholders' accountants cannot resolve the dispute within 30 days after submission to them, then the Auditor and the Shareholders' accountants shall select a third firm of certified public accountants of national reputation and the amount of indebtedness of the Company as of 11:59 p.m. on the Accounting Effective Date shall be the average of (a) the median of the three determinations of indebtedness and (b) whichever of the remaining two determinations is closest to such median, and such amount shall be binding on the parties and subject to judicial enforcement, and the Shareholders shall, within 30 days after the expiration of such 30-day period, pay by wire transfer to the Purchaser, any amounts needed to adjust the Closing Payment as provided in Section 2.2 hereof in order to reflect the changes made from the estimated indebtedness of the Company set forth in the Shareholders' Balance Sheet Certificate caused by the Adjusted Closing Balance Sheet as so determined. Purchaser, on the one hand, and the Shareholders, on the other hand, shall bear all costs of its or their own accountants and one-half of the cost of the third accounting firm, if any.


                                  ARTICLE III
                                    Closing

          3.1 Time and Place of the Closing. Subject to and after the fulfillment or waiver of the conditions set forth in Articles IX and X, the closing of the purchase and sale of the Shares shall take place at the offices of Eckert Seamans Cherin & Mellott, LLC, 600 Grant Street, 42nd Floor, Pittsburgh, Pennsylvania 15219, within two business days after the fulfillment or waiver of the conditions set forth in Articles IX and X or on such other date and at such other time and place as the parties may agree, but in any event on or before August 14, 1998. In this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date." The Closing shall be effective at 12:01 a.m., prevailing time on the Closing Date; provided, however, that for accounting purposes only, the Closing shall be effective as of 12:01 a.m., prevailing time, on August 1, 1998 (the "Accounting Effective Date"), so that all revenues and expenses of the Company for the period from August 1, 1998 until the Closing Date shall be for the account of Purchaser.


                                   ARTICLE IV
                         Representations and Warranties
                      of the Company and the Shareholders

          To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholders jointly and severally make the following representations and warranties, which representations and warranties shall survive the Closing for a period of twenty-four (24) months after the Closing Date:

          4.1  Organization, Power and Authority; Subsidiaries.   The Company is
a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted; (ii) to enter into this Agreement; and (iii) to carry out the other transactions and agreements contemplated hereby. Except as set forth on Schedule 4.1, the Company is legally qualified to transact business as
         ------------
a foreign corporation in each of the jurisdictions in which its business or property is such as to require that it be thus qualified, and it is in good standing in each of the jurisdictions in which it is so qualified. The Company does not own, directly or indirectly, of record or beneficially, or have any right to acquire, any capital stock or equity interest or investment in any corporation, partnership, limited liability company, joint venture, association or other business entity, and has no right to control the management of any corporation, partnership, limited liability company, joint venture, association or other business entity, whether by agreement or otherwise.

          4.2 Due Authorization; Binding Obligation; No Conflicts; Consents. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and the Shareholders and is a valid and binding obligation of the Company and the Shareholders, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by the Company and the Shareholders do not, and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Company's charter or by-laws; (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, any of the Shareholders or the Shares; (iii) except as set forth on Schedule 4.2,
                                                             ------------
conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material mortgage, contract, agreement, lease, license, indenture, will, trust or other instrument which is either binding upon or enforceable against the Company, any of the Shareholders or the Shares; (iv) except as set forth on Schedule 4.2, violate any legally protected
                                    ------------
right arising in the operation of the Company's business of any person or entity or give to any person or entity (including in each case any shareholder) a right or claim against the Purchaser, the Company or the Shares or property of the Company; (v) except as set forth on Schedule 4.2, result in or require the
                                    ------------
creation or imposition of any Lien upon or with respect to the Shares or property of the

Company; or (vi) except as set forth on Schedule 4.2, require the consent,
                                        ------------
approval or authorization of or the registration, recording, filing or qualification with, or notice to, or the taking of any other action in respect of, any governmental authority or any other person or entity (all of which consents shall have been obtained as of the Closing Date).

          4.3    Company Capital Structure; Shareholders.

          4.3.1 The authorized capital stock of the Company consists of 500,000 shares of common stock, $1.00 par value per share, of which 1,040 shares are outstanding. There are no (i) existing preemptive rights, options, warrants, calls or other rights or other agreements or commitments obligating the Company to issue, transfer or sell any shares of capital stock of the Company or (ii) voting trusts or other agreements or understandings to which the Company or any Shareholder is a party with respect to the voting of capital stock of the Company.

          4.3.2 The Shareholders have full power, authority and capacity to enter into this Agreement and to carry out the transactions and agreements contemplated hereby to be carried out by them. Each Shareholder owns the Shares set forth opposite such Shareholder's name on Schedule 4.3, free and
                                                          ------------
     clear of all Liens.  The Shares set forth on Schedule 4.3 in the aggregate
                                                  ------------
     constitute all of the outstanding shares of capital stock of the Company. The Shares owned by each Shareholder have been duly and validly authorized and issued and are fully paid and nonassessable.

          4.4 Financial Statements. The Company and the Shareholders previously have furnished to the Purchaser the following financial statements of the Company, including the notes pertaining thereto (collectively, the "Financial Statements"):

                (a) reviewed balance sheets at December 31, 1997 and June 30, 1998, and compiled balance sheets at December 31, 1996;

                (b) balance sheet at June 30, 1998 (the "Last Balance Sheet");

                (c) reviewed statements of income at December 31, 1997 and June 30, 1998, and compiled statements of income for the year ended December 31, 1996; and

                (d) statement of income for the 6-month period ended June 30, 1998.

The Financial Statements present fairly and in all material respects are true, correct and complete statements of the financial position of the Company, at each of the said balance sheet dates and the results of operations for each of the said periods covered, and, except as set forth on Schedule 4.4, they have
                                                      ------------
been prepared in accordance with GAAP consistently applied. The books and records of the Company properly and accurately reflect in all material respects all transactions, properties, assets and known liabilities of the Company.

          4.5 Liabilities. The Company has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected or taken into account in determining net worth in the Last Balance Sheet and not heretofore paid or discharged; (ii) capital lease obligations existing as of June 18, 1998 and bank indebtedness not to exceed $675,000, all as set forth on Schedule 4.5 to this Agreement; (iii) accounts payable incurred in the ordinary course of business since the date of the Last Balance Sheet, and
(iv) the Tax Liability.

          4.6   Tax Matters.

          4.6.1 The Company has timely filed all tax returns and reports required to be filed by it in connection with the Company's tax years 1994 through 1997, including all federal, state, local and foreign tax returns in respect of such years, and except as set forth on Schedule 4.6, has paid
                                                          ------------
     in full or made adequate provision by the establishment of reserves for all taxes and other charges which have become due. Except as set forth on

     Schedule 4.6, all tax returns and reports have been prepared in accordance
     ------------
     with applicable laws and accurately reflect the taxable income (or other measure of tax) of the Company for the periods set forth therein. To the knowledge of the Company and the Shareholders, except as set forth on

     Schedule 4.6, there is no tax deficiency proposed or threatened against the
     ------------
     Company. There are no tax liens upon any property or assets of the Company. The Company has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty.

          4.6.2 All taxes and other assessments and levies which the Company was required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental entity, are being contested in good faith by the Company (with adequate reserves having been established therefor), or are being held by the Company in separate bank accounts for such payment. All such withholdings and collection and all other payments due in connection therewith as of the date of the Last Balance Sheet are duly reflected on the Last Balance Sheet.

          4.6.3    Except as set forth on Schedule 4.6, none of the federal,
                                          ------------
     state or local income tax returns of the Company have been examined by any
     applicable tax authorities.   There are no outstanding agreements or
     waivers extending the statute of limitations applicable to any federal, state or local income, sales/use or similar tax returns of the Company for any period.

          4.7    Real Estate.

          4.7.1  The Company owns no real estate.

          4.7.2  Schedule 4.7 is an accurate and complete list of each lease
                 ------------
     agreement with respect to premises leased by the Company (the "Leasehold Premises") and sets forth: (i) the lessor and lessee thereof and the date and term of the lease governing such property; (ii) the location, including address, thereof, and (iii) the purpose for which the Company uses such premises. A true and complete copy of each lease agreement listed on

     Schedule 4.7, including all amendments thereto and modifications thereof
     ------------
     (collectively, the "Leases"), has been delivered to the Purchaser prior to the date hereof. Schedule 4.7 also sets forth a description of the nature
                       ------------
     and amount of all Liens on the Company's interest in the Leasehold Premises. The Leases are in full force and effect, the Company is not in material default or breach under any Lease and to the knowledge of the Company and the Shareholders, no event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default under any Lease. To the knowledge of the Company and the Shareholders, there is no breach or anticipated breach of any Lease by any other party to such Lease.

          4.7.3 The Company has valid leasehold interests in the Leasehold Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever of which the Company is aware, except for
     (i) liens set forth on Schedule 4.7; (ii) liens for real estate taxes not
                            ------------
     yet due and payable; and (iii) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not detract from the value, or interfere with the present use, of such properties or otherwise impair the Company's business operations in any material respect ("Permitted Liens"), it being acknowledged by Purchaser that neither the Company nor the Shareholders have conducted any investigation related to the matters set forth in clauses (ii) and (iii) hereof.

          4.7.4 The portions of the buildings located on the Leasehold Premises that are used in the Company's business are each in good operating condition and repair, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current business activities as conducted thereat.

          4.7.5 Each of the Leasehold Premises (i) has access to public roads, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and (ii) is served by all utilities in such quantity and quality as are sufficient to satisfy the Company's current business activities as conducted at such parcel.

          4.7.6 The Company has not received written notice of (i) any condemnation proceeding with respect to any portion of the Leasehold Premises or any access thereto, and, to the knowledge of the Company and the Shareholders, no such proceeding is currently contemplated by any governmental authority; or (ii) any special assessment which may affect any of the Leasehold Premises, and, to the knowledge of the Company and the Shareholders, no such special assessment is currently contemplated by any governmental authority.

          4.8  Good Title to and Condition of the Assets.

          4.8.1 The Company has good and marketable title to all of its properties and assets (other than the Leasehold Premises and personal property which is leased or licensed by the Company, which Leasehold Premises and leased or licensed personal property the Company has valid leases or licenses to use), free and clear of any Liens other than those Liens described on Schedule 4.8.
                        ------------

          4.8.2 The machinery, equipment, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures of the Company currently in use or necessary for the business of Company as presently conducted are in good operating condition and repair, normal wear and tear excepted.

          4.8.3 The inventory of the Company consists of items of a quality and quantity usable and saleable in the ordinary course of the Company's business, at values in the aggregate not materially less than the values at which such items are carried on its books. The inventory of the Company as of the date of the Last Balance Sheet and as reflected therein does not include any unreasonable accumulation of slow moving inventory or inventory of below standard quality. All of the inventory of the Company is located at the locations indicated on Schedule 4.8.3.
                                   --------------

          4.9 Receivables. The Company has no accounts receivable, notes receivable or insurance proceeds receivable other than as set forth on Schedule
                                                                       --------
4.9.  All of the Company's receivables are valid and legally binding, represent
---
bona fide transactions and arose in the ordinary course of business of the Company. Except as set forth on Schedule 4.9, the Company and the Shareholders
                                 ------------
have no knowledge that any of the Company's receivables would not be fully collectible within 120 days without resort to litigation provided that the collection methods historically and customarily used by the Company to collect its accounts receivable are used.

          4.10 Licenses and Permits. The Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") necessary for the business and operations of the Company. All such Permits are valid and in full force and effect, the Company is in material compliance with their requirements, and no proceeding is pending or, to the best knowledge of the Company and the Shareholders, threatened, to revoke or amend any of them. Schedule 4.10 contains a complete list of all such
                              -------------
material Permits.  Except as indicated on Schedule 4.10, none of
                                          -------------
such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          4.11 Intellectual Property.  Set forth on Schedule 4.11 is a list of
                                                    -------------
all trade names, assumed names, service marks and trademarks, logos, patents, copyrights, rights and applications therefor and other intellectual property of Company, including without limitation, trade secrets, technology, know-how, formulae, designs, drawings, computer software, slogans, and operating rights, and all registrations and filings thereof ("Intellectual Property"). Except as set forth on Schedule 4.11, Company holds all Intellectual Property or other
             -------------
intellectual properties which it uses in its business free and clear of all Liens and requires no rights in such properties that it does not have to conduct its business as presently conducted. Except as set forth on Schedule 4.11, no
                                                             -------------
proceedings have been instituted or are pending or, to the knowledge of Company or the Shareholders threatened or contemplated, which assert the invalidity, abuse, misuse or unenforceability of any such rights, and to the knowledge of the Company and the Shareholders, there are no grounds for the same. Except as disclosed in Schedule 4.11, Company has not licensed anyone to use any
             -------------
Intellectual Property. Neither Company nor any Shareholder has knowledge of the infringing use of such proprietary rights by any other person. Except as set forth on Schedule 4.11, neither Company nor any Shareholder has received any
         -------------
written notice of conflict with the asserted rights of others in or to any intellectual properties. To the knowledge of the Company and the Shareholders, and other than as set forth on Schedule 4.11, the conduct of the business of
                               -------------
Company has not infringed any asserted rights of others.

          4.12 Adequacy of the Assets; Relationships with Customers and Suppliers. The property and assets of the Company constitute, in the aggregate, all of the property necessary for the conduct of the business of the Company in the manner in which and to the extent to which it is currently being conducted. Except as set forth on Schedule 4.12, the Company is not aware that:
                       -------------

          4.12.1 any current customer of the Company which accounted for over 5% of the total consolidated revenue of the Company for the year ended December 31, 1997 will terminate its business relationship with the Company; or

          4.12.2 any current supplier to the Company of items essential to the conduct of its business, which items cannot be replaced by the Company at comparable cost to the Company and the loss of which would result in a Material Adverse Change (as defined in Section 4.16), will terminate its business relationship with the Company. Neither the Company nor any of its Affiliates (as defined in Section 11.2.1) has any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person or entity from whom or to whom the Company leases real or personal property, or in any person or entity with whom the Company is doing business. Except as set forth on Schedule 4.12, the Company is not
                                       -------------
     restricted by agreement from carrying on its business anywhere in the world.

          4.13    Documents of and Information with Respect to the Company.

          4.13.1  Schedule 4.13 is an accurate and complete list of the
                  -------------
     following: (i) each policy of insurance in force with respect to the assets and properties of the Company and each of the performance or other surety bonds maintained by the Company in the conduct of its business; (ii) each loan, credit agreement, guarantee, security agreement or similar document or instrument to which the Company is a party or by which it is bound; (iii) each lease of personal property to which the Company is a party or by which it is bound; (iv) any other agreement, contract or commitment to which the Company is a party or by which it is bound which involves a future commitment by the Company in excess of $5,000 and which cannot be terminated without liability on 30 days or less notice; (v) the name and current annual salary or hourly wages of each officer or other employee of the Company and the profit sharing, bonus or any other form of compensation (other than salary or hourly wages) paid or payable by the Company to or for the benefit of each such person for the year ended December 31, 1997, and any employment or other agreement of the Company with any of its officers or employees; (vi) the names of the directors of the Company; and (vii) the name of each bank in which the Company has an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto. The Company and the Shareholders have previously furnished the Purchaser with an accurate and complete copy of each such agreement, contract or commitment listed on Schedule 4.13. Except as set forth on
                                      -------------
     Schedule 4.13, there has not been any breach of or default in any
     -------------
     obligation to be performed by the Company under any such agreement, contract or commitment. All of such agreements, contracts and commitments are valid, binding and enforceable and in full force and effect in accordance with their respective terms.

          4.13.2 The Company carries insurance, which is adequate in character and amount, with reputable insurers, covering all of its assets, properties and business, and it has provided all required performance or other surety bonds. All premiums and other payments which have become due under the policies of insurance listed on Schedule 4.13 have been paid in full, all
                                     -------------
     of such policies are now in full force and effect and the Company has not received written notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds. Except as set forth on Schedule 4.13, the Company has
                                                -------------
     not received any written notification from any insurer, agent or broker denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or the amount of any claim. Except as set forth on Schedule 4.13, the Company has no claim against any of its
              -------------
     insurers under any of such policies pending or anticipated and there has been no occurrence of any kind which, to the knowledge of the Company and the Shareholders, would give rise to any such claim.

          4.14  Litigation.  Except as set forth on Schedule 4.14, there are no
                                                    -------------
actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of the Company and the Shareholders, threatened against or affecting the Company, the Shares or any of the assets or liabilities of the Company, or which question the validity or enforceability of this Agreement or any action contemplated hereby, and to the knowledge of the Company and the Shareholders, there is no basis for any of the foregoing. Except as set forth on Schedule 4.14, there are no outstanding orders, decrees or stipulations
         -------------
issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Company is or was a party or which affect the Shares or any of the assets or liabilities of the Company.

          4.15 Records. The Company's records are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such records. A record of all action taken by the shareholders and the board of directors of the Company and all minutes of its meetings are contained in the minute books of the Company and are accurate and complete in all material respects. The stock ledger of the Company contains an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Company.

          4.16 No Material Adverse Change. Since the date of the Last Balance Sheet, there has not been (i) any change in the business or properties of the Company, or in the financial condition of the Company, other than changes occurring in the ordinary course of business which have not had a material adverse effect on the business, properties, financial condition, business prospects or operating results of the Company; or (ii) to the best knowledge of the Company and the Shareholders, any threatened or prospective event or condition of any character whatsoever which could materially and adversely affect the assets, business, financial condition or results of operations of the Company (a "Material Adverse Change").

          4.17 Absence of Certain Acts or Events.  Except as disclosed in

Schedule 4.17, since the date of the Last Balance Sheet, the Company has not (i)
-------------
authorized or issued any of its shares of capital stock (including any held in its treasury) or any other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its shares of capital stock or other securities or purchased or redeemed any of its shares of capital stock or other securities; (iii) paid any bonus or increased the rate of compensation of any of its employees except as may be contractually required or consistent with the Company's past employment practices; (iv) sold or transferred any of its assets other than in the ordinary course of business (including, without limitation, sales of inventory made in the ordinary course); (v) made or obligated itself to make capital expenditures aggregating more than $20,000;
(vi) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction, except for this Agreement and the transactions contemplated hereby; (vii) suffered any theft, damage, destruction or casualty loss in excess of $5,000; (viii) suffered any extraordinary losses; or (ix) waived any right of material value.

          4.18  Compliance with Laws.

          4.18.1 The Company is in substantial compliance with all laws, regulations and orders applicable to it or its assets or business. Except as set forth on Schedule 4.18, the Company has not been cited, fined or
                     -------------
     otherwise notified in writing of any asserted past or present failure to comply with any laws and, to the best knowledge of the Company and the Shareholders, no proceeding with respect to any such violation is contemplated.

          4.18.2 Neither the Company nor any employee of the Company has made any payment of funds in connection with the business of the Company prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

          4.18.3  Except as set forth on Schedule 4.18, the Company is and at
                                         -------------
     all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986 (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act by the Company as employer is required, the Company and the Shareholders have supplied to the Purchaser an accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the best knowledge of the Company and the Shareholders threatened, against the Company by reason of any actual or alleged failure to comply with the Immigration Act.

          4.19   Environmental Matters.

          4.19.1 The Company has not transported, stored, handled, treated or disposed of, nor has it allowed or arranged for any third parties to transport, store, handle, treat or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in violation of any laws or regulations. The Company has not stored, handled, treated or disposed of, or allowed or arranged for any third parties to store, handle, treat or dispose of, Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 4.19, the term "Hazardous Substances" shall mean and include: (i) any "Hazardous Substance," "Pollutant" or "Contaminant" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., or the regulations promulgated
                                      -- ---
     thereunder ("CERCLA"); (ii) any hazardous waste as that term is defined in applicable state or local law; (iii) any substance containing petroleum, as that term is defined in Section 9001(8) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6991(8) or in 40 C.F.R. Section 280.1; or (iv) any other substance for which any governmental entity with jurisdiction over the Leasehold Premises requires special handling in its generation, handling, use, collection, storage, treatment or disposal.

          4.19.2 To the knowledge of the Company and the Shareholders, there has not occurred, nor is there presently occurring, a Release (as hereinafter defined) of any Hazardous Substance on, into or beneath the surface of any parcel of the Leasehold Premises. For purposes of this
     Section 4.19, the term "Release" shall have the meaning given it in CERCLA.

          4.19.3 To the knowledge of the Company and the Shareholders, the Company has not shipped, transported or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to ship, transport or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. The Company has not received written notice, nor does it have knowledge of any facts which could give rise to any notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. The Company has not submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leasehold Premises. The Company has not received any written or oral request for information in connection with any federal or state environmental cleanup site. The Company has not been required to and has not undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

          4.19.4 The Company does not use, and has not used, any Underground Storage Tanks (as hereinafter defined), and to the knowledge of the Company and the Shareholders there are not now nor have there ever been any Underground Storage Tanks on the Leasehold Premises. For purposes of this
     Section 4.19, the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).
          -- ---

          4.19.5 There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of the Company. There are no violations of environmental law relating to (i) the Leasehold

     Premises or to the knowledge of the Company and the Shareholders any property or parcel adjacent thereto or (ii) the Company's use of the Leasehold Premises.

          4.19.6  Schedule 4.19 identifies (i) all environmental audits,
                  -------------
     assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company and the Shareholders, undertaken by governmental agencies relating to or affecting the Company or any of the Leasehold Premises; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company and the Shareholders, undertaken by governmental agencies relating to or affecting the Company or any of the Leasehold Premises; (iii) all written communications between the Company and environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.)
                                                                -- ---
     relating to or affecting the Company or any of the Leasehold Premises.

          4.20 Labor Relations. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and to the knowledge of the Company and the Shareholders there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is not pending or, to the knowledge of the Company and the Shareholders threatened, any labor dispute, strike or work stoppage which affects or which would reasonably be expected to affect the business of the Company or which would reasonably be expected to interfere with its continued operation. Except as set forth on Schedule 4.20, neither the Company nor any agent, representative or
         -------------
employee of the Company has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or, to the knowledge of the Company and the Shareholders, threatened, any charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the 24 months prior to the date hereof. The Company is not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company.

          4.21 Employee Benefits.

          4.21.1  Except as set forth on Schedule 4.21, the employees of Company
                                         -------------
     do not participate (and have not participated in the preceding five calendar years) in any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor in any other retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase or similar plan, program or arrangement of Company (any of the foregoing being hereinafter referred to as a "Plan"). Each Plan which is intended by the Company to be a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has been determined by the Internal Revenue Service ("IRS") to be qualified under section 401(a) of the Code, each trust related to any such Plan has been determined to be exempt from federal income tax under section 501(a) of the Code and to the knowledge of the Company and the Shareholders, no event has occurred or condition exists which is likely to adversely affect such determinations. With respect to all Plans (whether or not subject to ERISA and whether or not qualified under section 401(a) of the Code), all employer contributions (including any contributions by the Company to any trust account or payments due from the Company under any life insurance policy) previously declared or otherwise required by law or contract to have been made have been paid by the Company and all employer contributions (including any contributions by the Company to any trust account or payments due from the Company under any life insurance policy) accrued have been paid as required by law or contract. No Prohibited Transaction has occurred with respect to any Plan. For purposes of this Agreement, the term "Prohibited Transaction" means any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA, and any transaction described in section 4975(c) of the Code which is not exempt by reason of section 4975(c)(2) or section 4975(d) of the Code or the transactional rules of section 2003(c) of ERISA.

          4.21.2 Company has not terminated and will not terminate before the Closing Date, any Plan subject to Title IV of ERISA. Company has not incurred any termination or withdrawal liability under Title IV of ERISA.

          4.21.3  Except as set forth on Schedule 4.21, Company has never
                                         -------------
     contributed to any "multiemployer plan" as defined in section 414(f) of the Code or section 3(37) of ERISA. No Plan has incurred any accumulated funding deficiency as defined in section 412 of the Code and section 302 of ERISA.

          4.21.4 Company has never (i) failed to make a required installment under section 302(e) of ERISA or (ii) been required to provide security to any employee benefit plan or the Pension Benefit Guaranty Corporation under section 306 or 307 of ERISA.

          4.21.5 There are no actions, suits or claims pending (other than routine claims for benefits) or to the knowledge of the Company and the Shareholders, overtly threatened against a Plan or the assets of any Plan.

          4.21.6 No Plan which is an "employee welfare benefit plan," as defined in section 3(1) of ERISA, provides employer-paid benefits to retirees or former employees, except for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          4.21.7  Except as set forth on Schedule 4.21 (which obligations are
                                         -------------
     Retained Liabilities), to the knowledge of the Company and the Shareholders, the Company is not obligated, as of the date of this Agreement, to pay any severance benefits to any employee whose employment may be terminated on or after the date of this Agreement.

          4.22 Computer Programs and Software. All computer programs and software currently being used in the business of Company (the "Software") are owned by Company or held under valid license agreements. Company has not licensed anyone to use any of the Software nor does Company have knowledge of any infringing use of the Software or claim of infringing use. The Software is sufficient for the conduct of the business of Company as now operated.

          4.23 Brokers. Neither any Shareholder nor Company has paid or become obligated to pay any fee or commission of any broker, finder or intermediary, other than Thatcher/Penn Group and Richard W. Thatcher, Jr. for or on account of the transactions provided for in this Agreement. The Shareholders shall be solely responsible (and neither the Company nor Purchaser shall have any liability) for the fees and/or commissions of Thatcher/Penn Group or Richard W. Thatcher, Jr.

          4.24 Business Locations. As of the date hereof, Company does not have any office or place of business other than as identified on Schedule 4.7.
                                                                 ------------
Company's principal place of business and its chief executive offices are indicated on Schedule 4.24, and all locations where Company's equipment,
             -------------
inventory, chattel paper and books and records are located as of the date hereof are fully identified on Schedule 4.7.
                        ------------

          4.25 Accuracy of Information Furnished. No representation, statement or information made or furnished by the Company or the Shareholders to the Purchaser, including those contained in this Agreement and the other information and statements referred to herein and previously furnished by the Company or the Shareholders to the Purchaser pursuant hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained herein or therein not misleading.


                                   ARTICLE V
                Representations and Warranties of the Purchaser

          To induce the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the following representations and warranties, which representations and warranties shall survive the Closing for a period of twenty-four (24) months after the Closing Date:

          5.1 Organization, Power and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and all other agreements contemplated hereby and to perform its obligations hereunder and thereunder.

          5.2 Due Authorization; Binding Obligation; No Conflicts. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate or conflict with any provision of the Certificate of Incorporation or by-laws of the Purchaser; (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against the Purchaser or any of the shares of the Purchaser Common Stock; (iii) except as set forth on Schedule 5.2, conflict with, result in any breach of or
                       ------------
constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any material mortgage, contract, agreement, lease, license, indenture, trust or other instrument which is either binding upon or enforceable against the Purchaser or any of the shares of the Purchaser Common Stock; (iv) except as set forth on Schedule 5.2, violate
                                                           ------------
any legally protected right arising in the operation of Purchaser's business of any person or entity or give to any person or entity (including in each case any shareholder) a right or claim against Purchaser, any Shareholder or any of the shares of the Purchaser Common Stock; (v) result in or require the creation or imposition of any Lien upon or with respect to any of the shares of the Purchaser Common Stock; or (vi) except as set forth on Schedule 5.2, require the
                                                       ------------
consent, approval or authorization of, or the registration, recording, filing or qualification with or notice to or the taking of any other action in respect of, any governmental authority or any other person or entity (all of which consents, except for the shareholder approval referred to in Section 2.1.1 (iii), shall have been obtained as of the Closing Date).

          5.3 Purchaser Capital Structure. The authorized capital stock of Purchaser consists of 20,000,000 shares of common stock, $0.01 par value per share, of which 5,182,267 shares are issued and outstanding, and 100,000 shares of preferred stock, $0.01 par value per share, of which 40,000 shares have been designated Series A Convertible Redeemable Preferred Stock, of which 25,000 shares are issued and outstanding, and 5,000 shares of which will be designated as Series B Redeemable Preferred Stock, of which 2,750 shares will be issued and outstanding on the Closing Date. Except as set forth on Schedule
                                                         --------

5.3, there are no (i) existing preemptive rights, options, warrants, calls or
---
other rights or other agreements or commitments obligating Purchaser to issue, transfer or sell any shares of capital stock of Purchaser or (ii) voting trusts or other agreements or understandings to which Purchaser or, to the knowledge of Purchaser, any shareholder of Purchaser is a party with respect to the voting of capital stock of Purchaser. Except for the issuance of the Series B Redeemable Preferred Stock, and as disclosed in Schedule 5.3, since December 31, 1997
                                     ------------
Purchaser has not (i) authorized or issued any shares of its capital stock (including any held in its treasury); or (ii) declared or paid any dividend payable in shares of its capital stock or purchased or redeemed any of its shares of capital stock, and no stock split or recapitalization has occurred. All of the issued and outstanding shares of Purchaser's capital stock are, and as of the Closing Date will be, and upon issuance to certain of the Shareholders as provided herein, all of the shares of Purchaser Common Stock to be issued to such Shareholders pursuant to this Agreement will be, duly and validly authorized and issued, and fully paid and nonassessable. All of the shares of Purchaser Common Stock to be issued to certain of the Shareholders pursuant to this Agreement will be issued to such Shareholders free and clear of all Liens.

          5.4  Litigation.  Except as set forth on Schedule 5.4, there are no
                                                   ------------
actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, the shares of Purchaser's capital stock, any shares of the Purchaser Common Stock to be issued to certain of the Shareholders pursuant to this Agreement or any of the assets or liabilities of Purchaser, or which question the validity or enforceability of this Agreement or any action contemplated hereby, and to the knowledge of Purchaser there is no basis for any of the foregoing. Except as set forth on Schedule 5.4, there are no outstanding
                                   ------------
orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which Purchaser is or was a party or which affects any shares of Purchaser's capital stock, any shares of the Purchaser Common Stock to be issued pursuant to this Agreement or any of the assets or liabilities of Purchaser.

          5.5 Records. Purchaser's records are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such records. A record of all material action taken by the shareholders and the board of directors of Purchaser and all minutes of its meetings are contained in the minute books of Purchaser and are accurate and complete in all material respects. The stock ledger of Purchaser contains in all material respects, an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of Purchaser.

          5.6 Financial Statements. Purchaser previously has furnished to the Shareholders the following financial statements of Purchaser, including the notes pertaining thereto (collectively, "Purchaser's Financial Statements"):

          (a) audited balance sheets at December 31, 1997 and December 31, 1996;

          (b)  balance sheet at June 30, 1998;

          (c) audited statements of income for the years ended December 31, 1997 and December 31, 1996; and

          (d)  statement of income for the 6-month period ended June 30, 1998.

     The Purchaser's Financial Statements present fairly and in all material respects are true, correct and complete statements of the financial position of Purchaser, at each of the said balance sheet dates and the results of operations for each of the said periods covered, and they have been prepared in accordance with GAAP consistently applied. The books and records of Purchaser properly and accurately reflect in all material respects all transactions, properties, assets and known liabilities of Purchaser.

          5.7 No Material Adverse Change. Since December 31, 1997 there has not been any Material Adverse Change with respect to Purchaser or any of its shares of capital stock.

          5.8 Compliance with Laws. Purchaser is in substantial compliance with all laws, rules, regulations and orders, and all listing agreements and similar arrangements and requirements, applicable to it, its assets, businesses or shares of capital stock.

          5.9  Brokers.  Except as set forth on Schedule 5.9 (which is the sole
                                                ------------
responsibility of Purchaser), Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement. Purchaser shall be solely responsible (and neither the Company nor the Shareholders shall have any liability) for the fees and/or commissions of any entity identified on Schedule 5.9.

          5.10 Accuracy of Information Furnished. No representation, statement or information made or furnished by Purchaser to the Company or the Shareholders, including those contained in this Agreement and the other information and statements referred to herein and previously furnished by Purchaser to the Company or the Shareholders pursuant hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained herein or therein not misleading.

          5.11 Purchaser's Pre-Closing Investigation. On the basis of its due diligence investigation of the Company and its assets, liabilities, businesses and operations, and the Shares, Purchaser has not affirmatively determined and concluded that, as of the date of this Agreement, Purchaser has any claim against the Shareholders which would give rise to indemnification rights under
Section 12.1 of this Agreement. Nothing contained in the preceding sentence shall in any way limit, restrict or otherwise modify the rights of Purchaser to indemnification under Section 12.1, but a breach hereof shall permit the Shareholders to exercise rights under Section 12.2 hereof.

                                   ARTICLE VI
                      Additional Covenants of the Company

          6.1 Commercially Reasonable Efforts. The Company will use its commercially reasonable efforts to cause to be satisfied as soon as practicable and on or before August 14, 1998, all of the conditions set forth in Article IX to the obligation of the Purchaser to purchase the Shares hereunder.

          6.2 Conduct of Business Pending the Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned:

          6.2.1 The Company will in all material respects conduct its business and operations in the manner in which the same have heretofore been conducted, including without limitation, ordinary course (a) collection of accounts receivable, (b) maintenance of inventory levels, (c) payment of accounts payable, and (d) payment of other indebtedness, including bank indebtedness. The Company will use all commercially reasonable efforts to
     (i) preserve its business organization intact; (ii) keep available to the Purchaser the services of its officers, employees, agents and distributors;
     (iii) preserve its relationships with customers, suppliers and others having dealings with the Company; and (iv) maintain in all material respects the quantity, quality and condition of the Company's assets and the quality of the Company's services to customers in accordance with past practices; and

          6.2.2 The Company will maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement; and

          6.2.3 The Company will not (i) authorize or issue any shares of its capital stock (including any held in its treasury) or any other securities;
     (ii) declare or pay any dividend or make any other distribution of or with respect to its shares of capital stock or other securities or purchase or redeem any shares of its capital stock or other securities; (iii) pay any bonus or increase the rate of compensation of, any of its employees except as may be contractually required or consistent with the Company's past employment practices, or other than as may be required in connection with the conduct of the Company's business, enter into any new employment agreement which is not terminable upon 30 days notice without penalty to the Company or amend any existing employment agreement to increase any bonus or rate of compensation payable by the Company thereunder; (iv) incur or pay in excess of an average of $30,500 per month for salary, wage taxes, benefits and other expenses associated with the employment of James S. Kelly, Jr.; (v) sell or transfer any of its assets or acquire assets, other than in the ordinary course of business (including without limitation, sales of inventory made in the ordinary course); (vi) make or obligate itself to make capital expenditures aggregating more than $20,000; (vii) incur any material obligations or liabilities or enter into any material transaction in excess of $20,000; (viii) incur any indebtedness to Shareholders or any third party other than (a) trade accounts payable in the ordinary course of business, (b) bonuses, reimbursements and compensation payable to those Shareholders who are employees of the Company, in accordance with employment arrangements currently in effect with such Shareholders; and (c) bank indebtedness not to exceed $675,000; (ix) amend its charter or by-laws; or (ix) waive any right of material value.

          6.3 Access to Properties and Records. From and after the execution and delivery of this Agreement, the Company will afford to representatives of the Purchaser access, during normal business hours and upon reasonable notice, to the Company's premises sufficient to enable the Purchaser to inspect the assets, and the Company will furnish to such representatives during such period all such information relating to the foregoing investigation as the Purchaser may reasonably request; provided, however, that any furnishing of such information to the Purchaser and any investigation by the Purchaser shall not affect the right of the Purchaser to rely on the representations and warranties made by the Company and the Shareholders in or pursuant to this Agreement. All such inspections will be conducted by Purchaser in a manner that minimizes interference with the Company's ongoing conduct of business.

          6.4 No Disclosure. Without the prior written consent of the Purchaser, neither the Company nor any representative of the Company will, prior to the Closing Date, disclose the existence of or any term or condition of this Agreement to any person or entity, except that such disclosure may be made if required by applicable law, rule, regulation or court order, or to any lender to or other person or entity in a business relationship with the Company to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the purchase and sale of the Shares which are set forth in this Agreement, or if prior to the date of disclosure the information disclosed has become available to the public through no fault of the Company.

          6.5 No Other Discussions. Neither the Company nor any representative of the Company will, prior to August 15, 1998, or the earlier termination of this Agreement pursuant to Section 14.3, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale of all or any part of the assets or shares of the Company to, or the merger or consolidation or other business combination of the Company with, any person or entity other than the Purchaser.

                                 ARTICLE VII
                    Additional Covenants of the Shareholders

          7.1 No Disclosure. Without the prior written consent of the Purchaser, neither the Shareholders nor any representative of any Shareholder, will, prior to the Closing Date, disclose the existence of or any term or condition of this Agreement to any person or entity, except that such disclosure may be made if required by applicable law, rule, regulation or court order, or to any lender to or other person or entity in a business relation ship with the Company to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the purchase and sale of the Shares which are set forth in this Agreement, or if prior to the date of disclosure the information disclosed has become available to the public through no fault of any Shareholder.

          7.2  No Other Discussions.   Neither the Shareholders nor any
representative of any Shareholder will, prior to August 15, 1998, or the earlier termination of this Agreement pursuant to Section 14.3, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale of all or any part of the assets or shares of the Company to, or the merger or consolidation or other business combination of the Company with, any person or entity other than the Purchaser.

          7.3 Retention of Shares. The Shareholders will not, prior to the Closing Date, sell, assign, transfer, pledge, encumber or otherwise dispose any of the shares of capital stock of the Company which they own or any of their voting rights with respect thereto.

          7.4 Commercially Reasonable Efforts. The Shareholders will use their commercially reasonable efforts (i) to cause to be satisfied as soon as practicable and on or before August 14, 1998, all of the conditions set forth in
Article IX to the obligation of the Purchaser to purchase the Shares hereunder and (ii) to cause the Company to satisfy all of its obligations hereunder.


                                  ARTICLE VIII
                     Additional Covenants of the Purchaser

          8.1 Commercially Reasonable Efforts. The Purchaser will use its commercially reasonable efforts to cause to be satisfied as soon as practicable and on or before August 14, 1998, all of the conditions set forth in Article X to the obligation of the Shareholders to sell the Shares hereunder.

          8.2 Capitalization of Purchaser Pending the Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent of the Shareholders' Representative, which consent shall not be unreasonably withheld, delayed or conditioned, Purchaser will not
(a) except in connection with the financing of the cash portion of the Closing Payment, authorize or issue any shares of its capital stock (including any held in its treasury); (b) declare or pay any dividend payable in shares of its capital stock or undergo any stock split or recapitalization, or purchase or redeem any shares of its capital stock; (c) merge or consolidate with any other entity, or enter into any other business combination with any other entity, in which Purchaser is not the entity surviving such merger, consolidation or business combination; or (d) enter into any division.

          8.3 No Disclosure. Without the prior written consent of the Shareholders' Representative, neither Purchaser nor any representative of Purchaser will, prior to the Closing Date, disclose the existence of or any term or condition of this Agreement to any person or entity, except that such disclosure may be made if required by applicable law, rule, regulation or court order, or to any lender to, underwriter for or other person or entity in a business relationship with Purchaser to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the purchase and sale of the Shares which are set forth in this Agreement, or if prior to the date of disclosure the information disclosed has become available to the public through no fault of Purchaser.


                                   ARTICLE IX
                   Conditions to Obligations of the Purchaser

          The obligation of the Purchaser to purchase the Shares shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (it being understood that if the Closing occurs despite the failure to occur of any such condition, that condition shall be deemed to be waived by the Purchaser):

          9.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Company and the Shareholders contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Company and the Shareholders shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company and the Shareholders shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by an executive officer of the Company and by the Shareholders, certifying that such representations and warranties were true and correct in all material respects at and as of the date hereof, and are true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time, and that all such obligations have been thus performed and complied with.

          9.2 Receipt of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would materially affect the Purchaser's rights hereunder (including the consents identified on Schedules 4.2 and 5.2), shall have been
                                      ---------------------
obtained and shown by written evidence satisfactory to the Purchaser. The form and substance of such consents shall be reasonably satisfactory to the Purchaser.

          9.3 No Adverse Litigation. There shall not be pending any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to the Purchaser or any other transaction contemplated hereby, or which if adversely determined would reasonably be expected to affect the right of the Purchaser to own, operate in their entirety or control the Shares and the property and assets of the Company, and which, in the reasonable judgment of the Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

          9.4  [Intentionally omitted]

          9.5 Indebtedness/Liens. The Company shall have no indebtedness other than (a) bank indebtedness not to exceed $675,000, (b) accounts payable in the ordinary course of business, (c) capital lease obligations existing as of June 18, 1998 and listed on Schedule 4.5, and (d) the Tax Liability. There shall be no Liens on the assets and properties of the Company other than Permitted Liens on the Leasehold Premises and the Liens described on Schedule 4.8, which liens
                                                     ------------
arise from the bank indebtedness described in clause (a).

          9.6 No Material Adverse Changes or Destruction of Property. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change with respect to the Company, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company, and
(iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or public enemy or other cause, regardless of insurance coverage for such damage, and there shall have been delivered to Purchaser a certificate to that effect, dated the Closing Date and signed by the Shareholders and the President of the Company.

          9.7 Corporate Certificates. Company and the Shareholders shall have delivered to Purchaser (a) true, correct and complete copies of the charter and bylaws of the Company, (b) a certificate of subsistence issued by the Secretary of State of the Commonwealth of Pennsylvania and each state in which Company is qualified to do business, in each case dated as of a reasonably recent date, and
(c) a certificate of the Secretary of the Company and the Shareholders certifying the foregoing and the incumbency and signatures of the officers of the Company executing this Agreement and the other certificates and agreements contemplated hereby.

          9.8 Opinion of Counsel. Purchaser shall have received a written opinion of Klett Lieber Rooney & Schorling, P.C., counsel for James S. Kelly, Jr. and the Company, dated the Closing Date and in form and substance reasonably satisfactory to Purchaser and its counsel, as to the matters set forth on
Exhibit 9.8, and any other matters related to the transactions contemplated by this Agreement as the Purchaser shall reasonably request.

          9.9 Share Certificates. The Shareholders shall have delivered to the Purchaser stock certificates evidencing the Shares, accompanied by appropriate stock powers duly endorsed.

          9.10 Corporate Action. The Company shall have taken all corporate action necessary to authorize its execution, delivery and performance of this Agreement and the transactions contemplated hereby, and shall have furnished Purchaser with certified copies of resolutions duly adopted by its directors in form and substance satisfactory to counsel for the Purchaser in connection with the foregoing.

          9.11 Closing Balance Sheet. Purchaser shall have received the Closing Balance Sheet and the Shareholders' Balance Sheet Certificate.



                                   ARTICLE X
                 Conditions to Obligations of the Shareholders

          The obligations of the Shareholders to sell the Shares shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (it being understood that if the Closing occurs despite the failure to occur of any such condition, that condition shall be deemed to be waived by the Shareholders):

          10.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Purchaser shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Purchaser shall have delivered to the Shareholders a certificate, dated as of the Closing Date and signed by an executive officer of the Purchaser, certifying that such representations and warranties were true and correct in all material respects at and as of the date hereof, and are true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time, and that all such obligations have been thus performed and complied with.

          10.2 Receipt of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would materially affect the rights of the Shareholders hereunder (and including the consents identified on Schedules 4.2 and 5.2),
                                                    ---------------------
shall have been obtained and shown by written evidence satisfactory to the Shareholders' Representative. The form and substance of such consents shall be reasonably satisfactory to the Shareholders' Representative.

          10.3 No Adverse Litigation. There shall not be pending any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to Purchaser or any other transaction contemplated hereby, or which if adversely determined would reasonably be expected to affect the right or ability of the Shareholders to sell the Shares, and which, in the reasonable judgment of the Shareholders' Representative, makes it inadvisable to proceed with the transactions contemplated hereby.

          10.4 Kelly to Serve as Director of Purchaser. James S. Kelly, Jr. shall have been invited to join the Board of Directors of Purchaser to serve until the re-election of the full Board of Directors at Purchaser's next annual meeting of shareholders, scheduled for May, 1999.

          10.5 No Material Adverse Changes or Destruction of Property. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change with respect to the Purchaser, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of Purchaser, and (iii) none of the properties and assets of Purchaser shall have been damaged by fire, flood, casualty, act of God or public enemy or other cause, regardless of insurance coverage for such damage, and there shall have been delivered to the Shareholders a certificate to that effect, dated the Closing Date and signed by the President of Purchaser.

          10.6 Corporate Certificates. Purchaser shall have delivered to the Shareholders (a) true, correct and complete copies of the charter and bylaws of the Purchaser, (b) a certificate of good standing from the Secretary of State of the State of Delaware dated as of a reasonably recent date, (c) a certificate of subsistence issued by the Secretary of State of the Commonwealth of Pennsylvania, and a certificate of good standing issued by each state in which Purchaser is qualified to do business, in each case dated as of a reasonably recent date, and (d) a certificate of the Secretary of Purchaser certifying the foregoing and the incumbency and signatures of the officers of Purchaser executing this Agreement and the other certificates and agreements contemplated hereby.

          10.7 Corporate Action. The directors and (if necessary) the shareholders of Purchaser shall have taken all corporate action necessary to authorize Purchaser's execution, delivery and performance of this Agreement and the transactions contemplated hereby, and Purchaser shall have furnished Shareholders with certified copies of resolutions duly adopted by its directors (and if necessary, its shareholders) in form and substance satisfactory to counsel for the Shareholders, in connection with the foregoing.

          10.8 Opinion of Counsel. Shareholders shall have received a written opinion of Eckert Seamans Cherin & Mellott, LLC, counsel for the Purchaser, dated the Closing Date and in form and substance reasonably satisfactory to Shareholders and their counsel, as to the matters set forth on Exhibit 10.8, and any other matters related to the transactions contemplated by this Agreement as the Shareholders shall reasonably request.

          10.9 Payment of Purchase Price. Purchaser shall have delivered to Shareholders the Closing Payment, consisting of a cash payment of $2,443,061.28, $3,547,687 of Purchaser Common Stock, (to be evidenced by an appropriate instruction letter to the Purchaser's Transfer Agent), the Notes, the Security Agreement and such UCC-1 financing statements as are reasonably required by Shareholders.

          10.10 Release of Certain Obligations. The Company's obligations to PNC Bank, National Association in the amount of $675,000 or less shall have been satisfied by Purchaser.

          10.11 Delivery of the Guaranty. Each of the parties thereto shall have executed and delivered to James S. Kelly, Jr. the Guaranty.

          10.12 Termination of Trustee Status. Purchaser and the Company shall have accepted the resignation of James S. Kelly, Jr. as trustee of the Company's 401(k) plan and the Company shall have appointed a substitute trustee.

          10.13 Certification of Average Bid and Asked Price. James S. Kelly, Jr. and Ronald J. Pearce shall have received a certificate signed by an executive officer of Purchaser certifying the Average Bid and Asked Price.



                                   ARTICLE XI
                       Certain Actions After the Closing

          11.1 Execution of Further Documents. From and after the Closing, upon the reasonable request of the Purchaser or the Shareholders, as the case may be, each party shall execute, acknowledge and deliver to any requesting party all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in the Purchaser and protect its right, title and interest in all of the Shares, to convey and transfer to and vest in James S. Kelly, Jr. and Ronald J. Pearce, and protect their respective rights, title and interest in all of the Purchaser Common Stock to be issued to such Shareholders pursuant to this Agreement, and as may be required or otherwise appropriate to carry out the transactions contemplated by this Agreement.

          11.2  Employment Matters.

          11.2.1 The Shareholders shall use their reasonable efforts to aid the Purchaser and the Company in retaining such of the Company's employees as are employed on the Closing Date whom the Purchaser and the Company desire to retain after the Closing Date. Except with the written consent of the Purchaser, neither the Shareholders nor any Affiliate (as hereinafter defined) of the Shareholders shall solicit or cause, directly or indirectly, to be solicited, nor attempt to induce, for a period of five years after the Closing Date, any person employed by the Company at or at any time within 180 days prior to the Closing Date, unless such person was either not retained by the Purchaser or the Company or was terminated by the Purchaser or the Company, (i) to refuse to continue his or her employment with the Company or the Purchaser, (ii) if such employment is continued after the Closing, to terminate his or her employment with the Company or the Purchaser, or (iii) to work, directly or indirectly, with or for any Shareholder or any of their Affiliates. As used in this Agreement, the term "Affiliate" means, with respect to a specified person or entity, any other person or entity which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and, with respect to any natural person, shall include such person's spouse, children, grandchildren, and any spouses and children of the foregoing.

          11.2.2 The Purchaser shall have no obligation to cause the Company to continue to employ any of the persons currently employed by the Company or to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of the Company other than as may be required by applicable law, rule, regulation or court order with respect to any such plan or program of the Company, or as contractually required.

          11.3 Restrictive Covenants.

          11.3.1 To assure that Purchaser will realize the value and goodwill inherent in Company:

                 11.3.1.1 Neither James S. Kelly, Jr. nor Ronald J. Pearce shall, directly or indirectly, for a period of five years following the Closing Date (the "Restricted Period"), engage in or have any interest in any business, firm, person, partnership, corporation, limited liability company, or other entity (as an owner, shareholder, partner, manager, member, employee, agent, security holder, creditor, consultant or otherwise) that engages in any activity that is the same or similar to, or competitive with, any activity engaged in by Company or any of its Affiliates of which such Shareholder is consciously aware on the Closing Date, or by the Company or any Affiliate of the Company of which such Shareholder is consciously aware during the Restricted Period; (a) provided that the prohibition contained in this Section 11.3.1.1 shall not apply to any activity in which the Company for a period of more than 180 consecutive days ceases to be engaged, (b) provided that the ownership, beneficially or of record, of less than five percent (5%) of the outstanding shares of any class of stock of any issuer listed on a national securities exchange shall not be a breach of this Agreement and (c) provided that neither the ownership of shares of Purchaser Common Stock to be issued to James S. Kelly, Jr. and Ronald J. Pearce pursuant to this Agreement, nor any activities of James S. Kelly, Jr. conducted by him on behalf of Purchaser (whether as a member of Purchaser's Board of Directors or otherwise) or the Company from and after the Closing shall be a breach of this Agreement.

               11.3.1.2 Unless required by law or unless the use thereof is necessary or appropriate in connection with any claim made for indemnification under this Agreement, no Shareholder shall, directly or indirectly, at any time following the Closing Date, divulge, communicate, use to the detriment of Company or any Affiliates of Company, or for the benefit of any other business, firm, person, partnership, limited liability company or corporation, the confidential information, data, intellectual property or trade secrets of Company, including but not limited to those items identified on Schedule 4.11, and the business records, financial information and the customer, supplier and personnel information of Company.

               11.3.1.3 No Shareholder shall, directly or indirectly, for a period of five years following the Closing Date: (i) induce any customer of Company at the Closing Date to patronize any business (other than the Company) similar to any of those described in Section 11.3.1.1; (ii) canvass, solicit or accept from any customer of Company at the Closing Date any business similar to any of those described in Section 11.3.1.1 other than on behalf of the Company; or (iii) request or advise any individual or entity which is a customer of Company at the Closing Date to withdraw, curtail or cancel any such customer's business with the Company.

               11.3.1.4 No Shareholder shall, directly or indirectly, for a period of five years following the Closing Date, solicit (or employ or cause to be employed other than by the Company) employees of Company or any Affiliate or subsidiary of Company of which such Shareholder is consciously aware, directly or indirectly, for the purpose of enticing them to leave their employment with Company, or any such Affiliate or subsidiary of Company.

               11.3.1.5 No Shareholder shall, directly or indirectly, for a period of five years following the Closing Date, request or advise any individual or entity which is a supplier or vendor of Company at the Closing Date to withdraw, curtail or cancel any such supplier's or vendor's business with Company.

          11.3.2 The Shareholders agree and acknowledge that the restrictions contained in Section 11.3.1 have been specifically negotiated by sophisticated parties and agree that all such provisions are reasonable and necessary in territorial scope and in duration to adequately protect Purchaser and the Company after the Closing. If, however, any provision of
     Section 11.3.1, as applied to any party or to any circumstances, is adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same will in no way affect any other provision of
     Section 11.3 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to modify the duration and/or area of such provision, and/or to delete specific words or phrases, and in its modified form such provision will then be enforceable and will be enforced. It is further agreed that a breach or violation of any provision of Section 11.3.1 will result in immediate and irreparable injury to Purchaser and the Company and that money damages will be an inadequate remedy. Accordingly, in addition to such damages as Purchaser and the Company can demonstrate they have sustained by reason of such breach or violation, and in addition to any other remedy that Purchaser or the Company may have, Purchaser and the Company shall each be entitled to both temporary and permanent injunctive relief to enforce the specific performance of this Section 11.3.

          11.3.3 The period of time during which a Shareholder is prohibited from engaging in certain activities pursuant to the terms of this Section
     11.3 shall be extended by the length of time during which such Shareholder is in breach of the terms of this Section 11.3.

          11.3.4 Notwithstanding the foregoing, neither Joseph J. Kelly nor Bradley C. Friedel shall be bound by the terms of Section 11.3.1.3 hereof at any time after the employment of such Shareholder by the Company is terminated by the Company or Purchaser after the Closing.

          11.4 Conduct of Business During Earn-Out Period. At all times during the Earn-Out Period, except as otherwise provided by the prior written consent of the Shareholders' Representative, which consent shall not be unreasonably withheld, delayed or conditioned, Purchaser agrees on behalf of itself and the Company that:

          11.4.1 The Company will in all material respects, as a separate corporation and with no consolidation of its business or operations (or the results thereof) with those of Purchaser or any other entity, and with no charge to the Company for any corporate overhead or other operating expenses of Purchaser or any other entity other than such charges as are solely attributable to the Company and its business and operations (or if any such charge to the Company is made in respect of expenses of Purchaser or any other entity, all such charges are to be completely disregarded for purposes of the calculation of the Earn-Out Payment), conduct its business and operations in the manner in which the same have heretofore been conducted, including without limitation, ordinary course (a) collection of accounts receivable, (b) maintenance of inventory levels, (c) payment of accounts payable, and (d) payment of other indebtedness, including bank indebtedness. The Company will use all commercially reasonable efforts to (i) preserve its business organization intact; (ii) keep available to the Company the services of its officers, employees, agents and distributors; (iii) preserve its relationships with customers, suppliers and others having dealings with the Company; and (iv) maintain in all material respects the quantity, quality and condition of the Company's assets and the quality of the Company's services to customers in accordance with past practices; and

          11.4.2 The Company will maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the Closing Date; and

          11.4.3 The Company will not (i) authorize or issue any shares of its capital stock (including any held in its treasury) or any other securities, or take any other action which would dilute the percentages of Purchaser Common Stock to be respectively held by James S. Kelly, Jr. and Ronald J. Pearce pursuant to this Agreement; (ii) declare or pay any dividend or make any other distribution of or with respect to its shares of capital stock or other securities or purchase or redeem any shares of its capital stock or other securities; (iii) pay any bonus or increase the rate of compensation of, any of its employees except as may be contractually required or consistent with the Company's past employment practices as of the Closing Date, or other than as may be required in connection with the conduct of the Company's business, enter into any new employment agreement or amend any existing employment agreement to increase any bonus or rate of compensation payable by the Company thereunder; (iv) employ or otherwise retain any person to serve as the Chief Executive Officer, President, Administrative Office Manager or Administrative Support Person of the Company, or any position analogous thereto; (v) sell or transfer any of its assets or acquire assets, other than in the ordinary course of business (including, without limitation, sales of inventory made in the ordinary course); (vi) make or obligate itself to make capital expenditures aggregating more than $50,000; (vii) incur any material obligations or liabilities or enter into any material transaction in excess of $100,000; or (viii) waive any rights of material value.

          11.5 Other Matters During Earn-Out Period. At all times during the Earn-Out Period, except as otherwise provided by the prior written consent of the

Shareholders' Representative, which consent shall not be unreasonably withheld, delayed or conditioned, Purchaser will not (a) except in connection with the financing of the cash portion of the Closing Payment, authorize or issue any shares of its capital stock (including any held in its treasury), (b) declare or pay any dividend payable in shares of its capital stock or undergo any stock split or recapitalization, or purchase or redeem any shares of its capital stock, (c) merge or consolidate with any other entity, or enter into any other business combination with any other entity, in which Purchaser is not the entity surviving such merger, consolidation or business combination; or (d) or enter into any division.

          11.6 Access to Records. For a period of seven years following the Closing, and for so long thereafter as any one or more of the Shareholders is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with any indemnification claim made against such Shareholders as set forth in Section
12.1 hereof, neither Purchaser nor the Company, nor any successor to Purchaser or the Company, shall discard, destroy or otherwise dispose of any records, documents or data relating to the Company without first making such records, documents and data available to each Shareholder for inspection and copying.


                                  ARTICLE XII
                                Indemnification

          12.1 Agreement by the Shareholders to Indemnify. The Shareholders shall jointly and severally indemnify and hold the Company and the Purchaser harmless in respect of, the aggregate of all Indemnifiable Damages (as herein defined) of the Company and Purchaser, up to a maximum aggregate payment equal to (a) $14,190,748 plus the Earn-out Payment, minus (b) amounts past due under the 6.2m Note and any past due cash payments with respect to the Earn-out Payment (the "Cap").

          12.1.1 "Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages of Purchaser or the Company (including reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Company or Purchaser (i) resulting from any breach of a representation or warranty of the Shareholders in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements of the Company or the Shareholders in this Agreement, (iii) relating to a Retained Liability, (iv) relating to the payment or non-payment of taxes payable by Company for the period prior to the Closing Date, (v) relating to a Plan (or the administration thereof) for the period prior to the Closing Date, (vi) relating to any failure of Company to comply with applicable laws prior to the Closing Date, (vii) relating to a failure by the Company to qualify as a foreign corporation in any state where Company was required, prior to the Closing Date, to be so qualified, and (viii) resulting from any claim, action or proceedings brought against the Company by a third party (including any governmental authority) relating to the conduct of the business of the Company prior to the Closing Date.

          12.1.2 The Company and the Purchaser each agree to give prompt written notice to the Shareholders of any claim against the Company or the Purchaser which might give rise to a claim by the Company or the Purchaser against the Shareholders based on the indemnity agreement set forth in
     Section 12.1 hereof, stating the nature and basis of the first-mentioned claim and the amount thereof. Subject to the last sentence of this Section 12.1.2, the Shareholders shall have full responsibility and authority with respect to the payment, settlement, compromise or other disposition of any third party dispute, action, suit or proceeding subject to indemnification by the Shareholders hereunder, including, without limitation, the right to conduct and control all negotiations with respect to the settlement, compromise or other disposition thereof, and the Company and the Purchaser each agree to cooperate with the Shareholders in any reasonable manner requested by the Shareholders in connection with any such negotiations. The Company and the Purchaser, as the case may be, shall have the right, without prejudice to the Shareholders' rights under this Agreement, at the Company's and the Purchaser's sole expense, to be represented by counsel of its or their own choosing and with whom counsel for the Shareholders shall confer in connection with the defense of any such dispute, action, suit or proceeding. The parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such dispute, action, suit or proceeding. Notwithstanding the foregoing, the Shareholders may compromise and settle any claim, action or suit for which they must indemnify the Company and/or the Purchaser hereunder, provided that they give the Company and/or the Purchaser, as the case may be, advance notice of any proposed compromise or settlement and shall obtain the consent of the Company and/or the Purchaser, as the case may be, to such proposed compromise or settlement, which consent shall not be unreasonably withheld, delayed or conditioned.

          12.2 Agreement by Purchaser to Indemnify. Purchaser shall indemnify and hold harmless the Shareholders in respect of, the aggregate of all Losses (as defined below) of the Shareholders, up to a maximum aggregate payment equal to the Cap.

          12.2.1 "Losses" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Shareholders (i) resulting from any breach of a representation or warranty of the Purchaser in or pursuant to this Agreement, or (ii) resulting from any breach of the covenants or agreements of the Purchaser in this Agreement.

          12.2.2 The Shareholders each agree to give prompt written notice to the Company and the Purchaser of any claim against the Shareholders, or any of the Shareholders, which might give rise to a claim by the Shareholders against the Company and the Purchaser based on the indemnity agreement set forth in Section 12.2 hereof, stating the nature and basis of the first-mentioned claim and the amount thereof. Subject to the last sentence of this Section 12.1.2, the Company and the Purchaser shall have full responsibility and authority with respect to the payment, settlement, compromise or other disposition of any third party dispute, action, suit or proceeding subject to indemnification by the Company and the Purchaser hereunder, including, without limitation, the right to conduct and control all negotiations with respect to the settlement, compromise or other disposition thereof, and the Shareholders each agree to cooperate with the Company and the Purchaser in any reasonable manner requested by the Company and the Purchaser in connection with any such negotiations. The Shareholders shall have the right, without prejudice to the rights of the Company and Purchaser under this Agreement, at the Shareholders' sole expense, to be represented by counsel of their own choosing and with whom counsel for the Company and the Purchaser shall confer in connection with the defense of any such dispute, action, suit or proceeding. The parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such dispute, action, suit or proceeding. Notwithstanding the foregoing, the Company and the Purchaser may compromise and settle any claim, action or suit for which they must indemnify the Shareholders hereunder, provided that they give the Shareholders advance notice of any proposed compromise or settlement and shall obtain the consent of the Shareholders to such proposed compromise or settlement, which consent shall not be unreasonably withheld, delayed or conditioned.

          12.3 Right of Set Off. Without limiting all other remedies available to Purchaser, Purchaser shall have the right to set off Indemnifiable Damages actually sustained by Purchaser or the Company against the Earn-out Payment (but in no event against amounts due under the Notes).

          12.4 Limitations on Indemnification Obligations. Any claim for indemnification made under this Article XII, whether such claim is made by the Company and/or Purchaser in respect of Indemnifiable Damages, or by the Shareholders in respect of Losses, must be brought within a period of twenty-four (24) months after the Closing Date. In addition, neither the Shareholders nor the Company and/or Purchaser shall be liable for any Indemnifiable Damages or Losses, as applicable, until the aggregate amount thereof exceeds $100,000, but the indemnifying party shall be liable for the entire excess up to the amount of the Cap.

                                 ARTICLE XIII
                             SECURITIES LAW MATTERS

         The Shareholders, the Company and Purchaser agree as follows with respect to the sale or other disposition after the Closing of the Purchaser Common Stock by James S. Kelly, Jr. and Ronald J. Pearce and in the case of James S. Kelly, Jr. only, of the Notes:

         13.1 Representations and Warranties. Each of James S. Kelly, Jr. and Ronald J. Pearce represents and warrants that:

             (a) he is an "Accredited Investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

             (b) the Purchaser Common Stock, and in the case of James S. Kelly, Jr. only, the Notes, are being acquired and will be acquired for his own account and will not be sold or otherwise disposed of except pursuant to (i) an exemption or exclusion from the registration requirements under the Securities Act, which does not require the filing by Purchaser with the Securities and Exchange Commission ("Commission") of any registration statement, offering circular or other document, in which case such Shareholder shall first supply to Purchaser an opinion of counsel (which opinion of counsel shall be satisfactory to Purchaser) that such exemption or exclusion is available or (ii) a registration statement filed by Purchaser with the Commission under the Securities Act;

             (c) such Shareholder has been furnished, and he or his authorized representative has carefully read, the Purchaser's Confidential Private Placement Memorandum with respect to the Purchaser Common Stock and the Notes dated August 10, 1998 as supplemented August 11, 1998 and as further supplemented August 12, 1998 (the "Purchaser Memorandum").
         Such Shareholder further acknowledges that he is aware that there are substantial risks incident to investing in the Purchaser Common Stock including, but not limited to, those risks summarized under the caption "Certain Risk Factors" in the Purchaser Memorandum;

             (d) in the case of James S. Kelly, Jr. only, James S. Kelly, Jr. represents and warrants that he has been furnished, and he or his authorized representative has carefully read, the Purchaser Memorandum with respect to the Notes. James S. Kelly, Jr. further acknowledges that he is aware that there are substantial risks incident to investing in the Notes, including, but not limited to, those risks summarized under the caption "Certain Risk Factors" in the Purchaser Memorandum; and

             (e) such Shareholder has been advised by the Purchaser to consult such Shareholder's own legal, financial and tax advisors concerning an investment in the Parent Common Stock and in the case of James S. Kelly, Jr. only, the Notes. Such Shareholder has reviewed the risks and merits of an investment in the Parent Common Stock, and in the case of James S. Kelly, Jr. only, the Notes, with tax, legal and investment advisors to the extent deemed advisable by such Shareholder.

         13.2 Legend. The certificates for the Purchaser Common Stock received and the Notes shall bear the following legend:

         [The shares represented by this certificate have] [This Note has] not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of by the holder without an effective registration statement being filed under and pursuant to said Act or receipt of an opinion of counsel in form and substance satisfactory to the [issuer] [maker] that an exemption from registration is available.

and Purchaser may, unless (a) an exemption or exclusion from the registration requirements of the Securities Act is available and Purchaser has received a satisfactory opinion of counsel with respect thereto, or (b) a registration statement covering such shares is in effect, place stop transfer orders with its transfer agents with respect to such certificates.

         13.3  Registration Rights for Purchaser Common Stock.

         13.3.1  Demand Registration Rights.

                 13.3.1.1 Purchaser Common Stock Issued at Closing. At any time following the Closing Date and prior to the Earn-out Payment Date, and on one occasion only, Purchaser shall, as soon as practicable but in any event within ninety (90) days following a written request from the Shareholders' Representative to register the shares of Purchaser Common Stock held by James S. Kelly, Jr. and Ronald J. Pearce, file a registration statement with the Commission with respect to the shares of Purchaser Common Stock issued pursuant to Section 2.1.1.

                 13.3.1.2 Earn-out Common Stock. At any time following the Earn-out Payment Date, and on one occasion only, Purchaser shall as soon as practicable but in any event within ninety (90) days following a written request from the Shareholders' Representative to register the shares of Purchaser Common Stock held by James S. Kelly, Jr. and Ronald
         J. Pearce (whether received at the Closing or on the Earn-out Payment
         Date), file a registration statement with the Commission with respect to the shares of Purchaser Common Stock held by such Shareholders. Notwithstanding anything in this Agreement to the contrary, if such Shareholders have not exercised the demand registration right provided in Section 13.3.1.1 as of the Earn-out Payment Date, such demand registration right shall terminate on the Earn-out Payment Date and Shareholders shall have only the demand registration right described in this Section 13.3.1.2 and the piggyback registration rights described in Section 13.3.2.

         13.3.2 Piggyback Registration Rights. At any time following the Closing Date, whenever Purchaser proposes to register any Purchaser Common Stock for its own or others' account under the Securities Act, other than registrations relating to Plans, Purchaser shall give the Shareholders' Representative prompt written notice of its intent to do so. Upon the written request of James S. Kelly, Jr. and Ronald J. Pearce given by the Shareholders' Representative within 30 days after receipt of such notice, Purchaser shall cause to be included in such registration all of the Purchaser Common Stock issued to such Shareholders pursuant to this Agreement which any such Shareholder requests, provided that, if Purchaser is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 13.3.2 that the number of shares to be sold by persons other than Purchaser is greater than the number of such shares which can be offered without adversely affecting the offering, Purchaser may reduce pro rata the number of shares offered for the accounts of such persons (other than Purchaser) (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter.

         13.3.3 Registration Procedures. All expenses incurred in connection with a registration of Purchaser Common Stock held by James S. Kelly, Jr. and Ronald J. Pearce under Section 13.3.1 (including all registration, filing, qualification, legal, printer and accounting fees, and underwriting commissions and discounts with respect to any Purchaser Common Stock sold on behalf of such Shareholders ("Expenses")), shall be borne by James S. Kelly, Jr. and Ronald J. Pearce, provided, however, that such Shareholders shall not be responsible for Expenses in excess of $30,000, and all Expenses in excess of such amount shall be borne by Purchaser. All Expenses incurred in connection with a registration statement under Section 13.3.2 shall be borne pro rata by James S. Kelly, Jr. and Ronald J. Pearce in the proportion that the number of shares of Purchaser Common Stock being registered on behalf of such Shareholders bears to the total number of shares of Purchaser Common Stock included in such registration statement. Furthermore, in the event that the Purchaser Common Stock held by such Shareholders is registered together with shares of Purchaser Common Stock held by third parties (whether in a piggyback registration or a demand registration), the terms under which such Shareholders and such other holders of Purchaser Common Stock reimburse Purchaser for the Expenses associated with such registration shall be consistent. In connection with registrations under Section 13.3, Purchaser shall (i) use its best efforts to cause each such registration statement, after filing, to promptly become and remain effective for a period of at least 120 days (or such shorter period during which James S. Kelly, Jr. and Ronald J. Pearce shall have sold all Purchaser Common Stock which they requested to be registered); (ii) use its best efforts to register and qualify the Purchaser Common Stock covered by such registration statement under applicable state securities laws as such Shareholders shall reasonably request for the distribution of the Purchaser Common Stock; (iii) take all actions necessary to have the Purchaser Common Stock covered by such registration listed or quoted on the exchange or automated quotation system on which the Purchaser Common Stock trades at the time of registration; and (iv) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder.

         13.3.4 Underwriting Agreement. In connection with each registration pursuant to Section 13.3 covering an underwritten registered public offering, Purchaser and James S. Kelly, Jr. and Ronald J. Pearce agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are reasonably acceptable to James S. Kelly, Jr. and Ronald J. Pearce and customary in the securities business for such an arrangement between such managing underwriters and companies of Company's size and investment stature, provided that the indemnification provisions thereof shall be limited to provide that James S. Kelly, Jr. and Ronald J. Pearce shall not indemnify such managing underwriters for any liability resulting from, or arising out of, or in connection with, any misrepresentation by the Purchaser to the underwriters or in any registration statement or prospectus.

         13.3.5 Availability of Rule 144. Purchaser shall not be obligated to register shares of Purchaser Common Stock held by James S. Kelly, Jr. or Ronald J. Pearce at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the Securities Act are available to James S. Kelly, Jr. or Ronald J. Pearce for such shares.

         13.3.6 Market Standoff. In consideration of the granting to James S. Kelly, Jr. and Ronald J. Pearce of the registration rights under this
    Section 13.3, such Shareholders agree that they will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of Purchaser Common Stock in the 10 days prior to the effectiveness of any registration of Purchaser Common Stock for sale to the public and for up to 180 days following the effectiveness of such registration; provided, however, that during the 180-day period following the effectiveness of such registration the Shareholders shall be entitled to sell, transfer or otherwise dispose of any or all of their shares of Purchaser Common Stock that are registered pursuant to such registration.


                                  ARTICLE XIV
                                 Miscellaneous

         14.1 Transaction Expenses; Brokers' Fees. Each party shall bear its own expenses including without limitation legal, accounting and other transaction expenses incurred in connection with the transactions contemplated hereby, except that the Shareholders shall bear the expenses of the Company incurred after June 14, 1998 in connection herewith, and the Company shall bear the expenses of the Shareholders incurred on or prior to June 14, 1998 in connection with the transactions contemplated hereby. The parties hereto expressly acknowledge and agree that the Company, and not the Shareholders, shall bear the fees and expenses of the Company's accountants Grossman Yanak & Ford, LLP in respect of such accountants' review of the preparation of the Company's financial statements for the period ended June 30, 1998. The Purchaser will indemnify and hold harmless the Shareholders from the commission, fee or claim of any person or entity employed or retained or claiming to be employed or retained by the Purchaser to bring about, or to represent it in, the transactions contemplated hereby. The Shareholders will indemnify and hold harmless the Purchaser from the commission, fee or claim of any person or entity employed or retained or claiming to be employed or retained by the Company or the Shareholders to bring about, or to represent any of them in, the transactions contemplated hereby, including without limitation, any claims of Penn/Thatcher Group or Richard W. Thatcher, Jr.

         14.2 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         14.3  Termination.

         14.3.1 Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                 (a) by the mutual written consent of all of the parties hereto at any time prior to the Closing Date;

                 (b) by the Purchaser at any time prior to the Closing Date if there shall be a pending action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to the Purchaser or any other transaction contemplated hereby, or which if adversely determined would reasonably be expected to affect the right of the Purchaser to own, operate in their entirety or control the Shares and the properties and assets of the Company and which, in the reasonable judgment of the Purchaser, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

                 (c) by Purchaser in the event of the material breach by Company or any Shareholder of any provision of this Agreement, which breach is not remedied by the breaching party within 30 days after receipt of written notice of such breach from the Purchaser;

                 (d) by the Shareholders' Representative (on behalf of himself, the other Shareholders and the Company) in the event of a material breach by Purchaser of any provision of this Agreement, which breach is not remedied by Purchaser within thirty (30) days after receipt of written notice of such breach from the Shareholders' Representative;

                 (e) by the Shareholders' Representative (on behalf of himself, the other Shareholders and Company) at any time prior to the Closing Date if there shall be a pending action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to the Purchaser or any other transaction contemplated hereby, or which if adversely determined would reasonably be expected to affect the right or ability of the Shareholders to sell the Shares and which, in the reasonable judgment of the Shareholders' Representative, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

                 (f) by the Purchaser or the Shareholders' Representative (on behalf of himself, the other Shareholders and the Company), if for any reason or no reason the transactions contemplated by this Agreement have not been consummated on or before August 14, 1998.

    If this Agreement is terminated pursuant to clause (a), (b), (e) or (f) of this paragraph 14.3.1, no party shall have any liability for any costs or expenses, or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to clause (c) or (d) of this paragraph 14.3.1 shall be without prejudice to any other rights or remedies of the respective parties. Within ten days after any termination of this Agreement, Purchaser shall return to the Company and the Shareholders all documents and other written information (and all copies thereof, regardless of medium) received by Purchaser, its legal counsel, accountants or other representatives in respect of the Company, whether received from the Company, any Shareholder or the Company's legal counsel, accountants or other representative, and Purchaser shall not use or disclose any such information for any purpose at any time after such termination.

         14.3.2 The risk of any loss to the properties or assets of the Company and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Company and the Shareholders until the completion of the Closing. If any material part of said properties and assets shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, the Company and the Shareholders shall so notify the Purchaser and the Purchaser shall have the right and option:

               (a) to terminate this Agreement, without liability to any party hereto; or

               (b) to proceed with the Closing hereunder, in which event such casualty shall not constitute a breach by the Company or the Shareholders of any representation, warranty or covenant in this Agreement, and the Purchaser shall be entitled to receive and retain the insurance proceeds arising from such casualty.

         14.4 Entire Agreement. This Agreement, including the exhibits and schedules, contains the entire agreement of the parties hereto with respect to the purchase of the Shares and the other transactions contemplated hereby, and supersedes all prior understandings and agreements (oral or written) of the parties with respect to the subject matter hereof. The parties expressly represent and warrant that in entering into this Agreement they are not relying on any prior representations made by any other party concerning the terms, conditions or effects of this Agreement which terms, conditions or effects are not expressly set forth herein. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits. Any item which is disclosed to Purchaser in any schedule in response to the provisions of any section of this Agreement that also responds to the provisions of any other section of this Agreement shall apply to such other section, regardless of whether such other section is specifically identified.

         14.5 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be to an article, section, paragraph, clause, schedule or exhibit of this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. References to pronouns shall be deemed to include the masculine, feminine and neuter versions thereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall not be construed more strictly against Purchaser by reason of Purchaser having drafted this Agreement.

         14.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         14.7 Notices. Any notice, consent, approval, request, acknowledgment, other communication or information to be given or made hereunder to any of the parties by any other party shall be in writing and (a) delivered personally, (b) sent by certified mail, postage prepaid, or (c) sent by facsimile as follows:

If to the Company or the Shareholders, addressed to:

         KCS Computer Services, Inc.
         777 Penn Center Boulevard, Suite 600
         Pittsburgh, PA 15235
         Attn:  James S. Kelly, Jr., Shareholders' Representative
         Fax:  (412) 823-8821
    with a copy to:

         Klett Lieber Rooney & Schorling, P.C.
         One Oxford Centre, 40th Floor
         Pittsburgh, PA 15219
         Attn: Mary Jo Dively, Esq.
         Fax: (412) 392-2128

If to the Purchaser, addressed to:

         Allin Communications Corporation
         400 Greentree Commons
         381 Mansfield Avenue
         Pittsburgh, PA 15220
         Attn:  Richard W. Talarico, Chairman and Chief Executive Officer
         Fax:  (412) 928-0225

    with a copy to:

         Eckert Seamans Cherin & Mellott, LLC
         600 Grant St., 42nd Floor
         Pittsburgh, PA 15219
         Attn: Bryan D. Rosenberger, Esq.
         Fax: (412) 566-6099

Any party may change the address to which notices hereunder are to be sent to such party by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received, and any notice sent by facsimile shall be deemed to have been given on the date it was sent (so long as the sender receives confirmation of transmission and a hard copy of such notice is sent by U.S. mail).

         14.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein.

         14.9 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated hereby, no party hereto or their respective affiliates, employees, agents or representatives shall disclose to any third party prior to the Closing Date, the subject matter or terms of this Agreement without the prior consent of the Purchaser in the case of Shareholders or the Company, and the Shareholders' Representative in the case of the Purchaser. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any party hereto without the prior approval of the Purchaser and the Shareholders' Representative, except that any party hereto may make such public disclosure which he or it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange. In addition, Purchaser is specifically authorized to disclose and discuss this Agreement and the transactions contemplated hereby in filings with the United States Securities and Exchange Commission.

         14.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         14.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior consent of the other parties hereto; provided, however, that the Purchaser may assign its rights hereunder to any Affiliate of or successor-in-interest to the Purchaser without the consent of the other parties hereto.

         14.12 Binding Effect; No Third Party Beneficiaries. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the Company, the Shareholders and the Purchaser and their respective heirs, representatives, successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person or entity any legal or equitable rights hereunder.

         14.13 Additional Representations. Each party hereto expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself or himself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its or his own judgment in executing this Agreement;
(c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its or his own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's-length negotiations conducted by and among the parties and their counsel.

         14.14 Appointment as Shareholders' Representative and Attorney-in-Fact. Each of the Shareholders hereby irrevocably appoints James S. Kelly, Jr. as the Shareholders' Representative and as such Shareholder's attorney-in-fact for purposes of sending and receiving notices, resolving disputes hereunder, and taking all other actions, both prior and subsequent to the Closing Date, which are necessary or advisable to carry out the purposes of this Agreement. The Purchaser shall be entitled to rely upon, and each of the Shareholders shall be bound by, any and all actions, notices or communications taken or made by James S. Kelly, Jr., as the Shareholders' Representative, pursuant to the power of attorney granted herein, which is coupled with an interest and therefore irrevocable.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                    Company:

                                    KCS COMPUTER SERVICES, INC.


                                    By:    /s/ James S. Kelly, Jr.
                                         ----------------------------
                                    Name Printed:  James S. Kelly, Jr.
                                                 ---------------------
                                    Title:
                                           ---------------------------

                                    Shareholders:


                                    /s/ James S. Kelly, Jr.
                                    -----------------------
                                    James S. Kelly, Jr.


                                    /s/ Ronald J. Pearce
                                    ------------------------
                                    Ronald J. Pearce


                                    /s/ Joseph J. Kelly
                                    -------------------
                                    Joseph J. Kelly


                                    /s/ Bradley C. Friedel
                                    ----------------------
                                    Bradley C. Friedel


                                    Purchaser:

                                    ALLIN COMMUNICATIONS
                                    CORPORATION


                                    By:    /s/ Richard W. Talarico
                                         -------------------------
                                    Name Printed: Richard W. Talarico
                                    Title:  Chairman/CEO

                        INDEX OF SCHEDULES AND EXHIBITS
                                      TO
                           STOCK PURCHASE AGREEMENT
                           ------------------------

Schedules
---------

Company and Shareholders
------------------------

Schedule 4.1     Organization; Subsidiaries; Exceptions to Foreign
                 Qualifications
Schedule 4.2     Consents
Schedule 4.3     Capitalization; Shareholder Information
Schedule 4.4     Exceptions to GAAP
Schedule 4.5     Capital Lease Obligations and Bank Indebtedness
Schedule 4.6     Tax Matters
Schedule 4.7     Real Estate
Schedule 4.8     Liens
Schedule 4.8.3   Inventory Locations
Schedule 4.9     Receivables
Schedule 4.10    Licenses and Permits
Schedule 4.11    Intellectual Property
Schedule 4.12    Restrictions on Doing Business
Schedule 4.13    Documents and Information
Schedule 4.14    Litigation
Schedule 4.17    Acts or Events since Date of Last Balance Sheet
Schedule 4.18    Compliance with Laws
Schedule 4.19    Environmental Audits, Tests, Communications and Citations
Schedule 4.20    Labor Relations
Schedule 4.21    Employee Benefit Plans
Schedule 4.24    Principal Place of Business and Chief Executive Offices

Purchaser
---------

Schedule 5.2     Consents
Schedule 5.3     Capital Structure
Schedule 5.4     Litigation
Schedule 5.9     Brokers

Exhibits
--------

Exhibit 2.1(a)   Form of 6.2m Note
Exhibit 2.1(b)   Form of Security Agreement
Exhibit 2.1(c)   Form of Guaranty and Suretyship Agreement
Exhibit 2.1(d)   Form of 2m Note
Exhibit 9.8      Form of Opinion of Counsel to Company and James S. Kelly, Jr.
Exhibit 10.8     Form of Opinion of Counsel to Purchaser


[Pursuant to Regulation S-K, Item 602(b)(2), Registrant agrees to furnish supplementally a copy of the foregoing schedules and exhibits to the Securities and Exchange Commission upon request.]